SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549


Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

             PARK ELECTROCHEMICAL CORP.
(Exact name of registrant as specified in its charter)

	 New York
	(State of incorporation or organization)

	11-734643
	(I.R.S. Employer Identification No.)

	5 Dakota Drive
	Lake Success, New York		      		11042
	(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a
class of debt securities and is effective upon
filing pursuant to General Instruction
A(c)(1) please check the following box.		o

If this Form relates to the registration
of a class of debt securities and is to
become effective simultaneously with
the effectiveness of a concurrent
registration statement under the
Securities Act of 1933 pursuant to
General Instruction A(c)(2) please
check the following box.  			o

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered    	Each Class is to be Registered

5 1/2 %  Convertible Subordinated	New York Stock Exchange
 Notes Due 2006

Securities registered pursuant to Section 12(g) of the Act:  None
		(Title of Class)


Item 1.	Description of Registrant's Securities to be Registered

	A description of the Registrant's 5 1/2 % Notes due 2006 to be registered hereby iscontained in the "Description of Notes" and "Description of Capital Stock" set forth in the Prospectus dated February 22, 1996, filed as a part of the Registrant's Registration Statement No. 333-00213 under the Securities Act of 1933, and such descriptions are incorporated herein by reference.

Item 2.	Exhibits

1.	Specimen certificate for Registrant's 5 1/2 % Convertible
	Notes due 2006 (incorporated by reference to Exhibit 4.01 to the Registrant's Registration Statement on Form S-3, File No. 333-00213)

2.	Form of Indenture, relating to the Notes (incorporated by
	reference to Exhibit 4.01 to the Registrant's Registration Statement on Form S-3, File No. 333-00213)



SIGNATURE

	Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  February 26, 1996

				PARK ELECTROCHEMICAL CORP.



				By:		Paul R. Shackford
					Name:	Paul R. Shackford
					Title:	Vice President


EXHIBIT INDEX

No.	Description

					Page

1.	Specimen certificate for Registrant's 5 1/4 % Convertible Notes
	due 2006 (incorporated by reference to Exhibit 4.01 to the Registrant's Registration Statement on Form S-3, File No.
	333-00213)

2.	Form of Indenture (incorporated by reference to Exhibit 4.01
	to the Registrant's Registration Statement on Form S-3, File No.
	33-00213)